Bettlistrasse 35, 8600 Dübendorf, Switzerland

CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") effective as of the 9th day of March, 2007 entered into between HEMIS CORPORATION, a corporation with office at Bettlistrasse 35, 8600 Dübendorf, Switzerland (the "Company") and Westgate Corporation, a corporation with offices at 105 Cougartown Circle SW , Calgary, AB T3H 0A4, Canada (the "The Provider") for the consulting services of Gerardino Mastrandrea (“Consultant”).

WHEREAS:

A.           The Company is engaged in the acquisition of mining rights and the exploration of mining properties;

B.           The Provider is a company owned solely by Gerardino Mastrandrea;

C.           The Company desires to retain the Provider to provide Consultant’s services to the Company on the terms and subject to the conditions of this Agreement; and

D.           The Provider has agreed to provide Consultant’s services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.             ENGAGEMENT AS A CONSULTANT

1.1           The Company hereby engages the Provider to provide Consultant’s services as a consultant in accordance with the terms and conditions of this Agreement and the Provider hereby accepts such engagement.

2.             TERM OF THIS AGREEMENT

2.1           The term of this Agreement shall begin as of March 1, 2007 and shall continue until March 1, 2008 (the "Term").

3.             CONSULTANT SERVICES

3.1           The Provider shall cause Consultant to render certain consulting services (the "Consulting Services"), responsibilities and duties to the Company throughout the Term including but not limited to:

(a)

use its best efforts to introduce the Company to the owners and/or principals of any entity that holds the majority interest in the Millennium Gold Property (the “Property”), Mohave County, Arizona, located three miles northeast of Lake Havasu City, Arizona, in which the Company wishes to acquire rights;

(b)	assist the Company in negotiating mining options, rights or leases with owners or principals of the Property;

(c)	assist the Company in conducting any further required due diligence on the Property, including finding and arranging for the hire by the Company of third party reviewers;

(d)	plan, execute and oversee general exploration activities in relation to the Property;

(e)	assist the Company in attracting mining personnel for executive, administrative, operational and supervisory roles in relation to the Property;

(f)	ensure that the Company obtains all necessary information to adequately disclose the Property, if acquired, in the Company's SEC filings;

(g)	ensure high quality procedures are in place, which are in line with legislative and Company policy governing recruitment and selection; and

(h)	provide such other customary exploration consulting services from time to time as reasonably required by the Company.

3.2           In providing the Consulting Services, the Provider shall and shall cause Consultant to:

•	comply with all applicable federal, provincial, local and foreign statutes, laws and regulations;

•	not make any misrepresentation or omit to state any material fact that shall result in a misrepresentation regarding the business of the Company;

•	not disclose, release or publish any information regarding the Company without the prior written consent of the Company; and

•

not employ any person in any capacity, or contract for the purchase or rental of any service, article or material, nor make any commitment, agreement or obligation whereby Company shall be required to pay any monies or other consideration without Company's prior consent in each instance.

4.             CONSULTANT COMPENSATION

4.1           In full and complete consideration for the provision of the Consulting Services during the Term, the Company Shall compensate The Provider with the issuance of an aggregate of 1,700,000 common shares in the capital stock of the Company with a deemed price of the market value of the stock as quoted on the OTC Bulletin Board as of the date of issuance of the stock (the “Compensation”). The Provider hereby acknowledges the sufficiency of the Compensation in this Section 4.1.

4.2           In order for the shares to be issued pursuant to above Section 4.1, the Board of Directors of the Company, in their sole discretion, must be satisfied that the Consultant has fulfilled the obligations of The Provider hereunder.

5.             NO REIMBURSEMENT OF EXPENSES

5.1           The parties agree that the Compensation hereunder shall be inclusive of any and all fees or expenses incurred by the Provider or Consultant pursuant to this Agreement including but not limited to the costs of rendering the Consulting Services. Neither the Provider nor the Consultant shall have any right or authority to or shall employ any person in any capacity, or contract for the purchase or rental of any service, article or material, nor make any commitment, agreement or obligation whereby the Company shall be required to pay any monies or other consideration without Company's prior consent in each instance.

6.             SERVICES NOT EXCLUSIVE

6.1           The Provider shall and shall cause Consultant to, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of The Provider or Consultant pursuant to the terms of this Agreement. The Company acknowledges that The Provider and Consultant are engaged in other business activities, and that they shall continue such activities during the term of this Agreement. Neither The Provider nor Consultant shall be restricted from engaging in other business activities during the term of this Agreement.

7.             CONFIDENTIALITY

7.1           Neither the Provider nor Consultant shall disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of the Company which are delivered by the Company to The Provider or Consultant, provided such information is plainly and prominently marked in writing by the Company as being confidential (the "Confidential Information"). Neither the Provider nor Consultant shall be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Provider or the Consultant is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.

8.             NON-SOLICITATION

8.1           During the term of this Agreement neither the Provider nor the Consultant shall hire or take away or cause to be hired or taken away any employee or consultant of the Company. For a period of 12 months following the termination of this agreement neither the Provider nor the Consultant shall hire or take away or cause to be hired or taken away any employee who was in the employ of the Company during the 12 months preceding such termination.

9.             GRANTS OF RIGHTS

9.1           The Provider agrees that the results and proceeds of the Consulting Services under this Agreement, although not created in an employment relationship, shall, for the purpose of copyright only, be deemed a work made in the course of employment under the Canadian law or a work-made-for-hire under the United States law and all other comparable international intellectual property laws and conventions. All work and materials, including all intellectual property and any other rights, including without limitation copyright, which the Provider or the Consultant may have in and to the results and proceeds of the Consulting Services hereunder, shall vest irrevocably and exclusively with the Company, and are otherwise hereby assigned to the Company as and when created.

10.           REPRESENTATIONS AND WARRANTIES

10.1           The Provider represents, warrants and covenants to the Company as follows:

(a) Neither the Provider nor the Consultant is under any contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of the Consulting Services hereunder or any other rights of Company hereunder;

(b) The Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement;

(c) The Consultant has heretofore entered into an employment agreement with the Provider covering the rendition of the Consultant’s services for the Provider, and that the Provider has the right and authority to enter into the Agreement and to furnish to Company all the Consulting Services upon all the terms and conditions specified in the Agreement; and

(d) Neither the Provider nor the Consultant shall provide any investor relations services or capital raising services for the Company, or partake in any similar activities for and on behalf of the Company; and

(d) The Consultant is the sole director, officer and shareholder of the Provider.

11.             INDEMNIFICATION

11.1           The Consultant shall indemnify and hold harmless the Company, its partners, financiers parent, affiliated and related companies, and all of their respective individual shareholders, directors, officers, employees, licensees and assigns from and against any claims, actions, losses and expenses (including legal expenses) occasioned by any breach by the Provider or by Consultant of any representations and warranties contained in, or by any breach of any other provision of, this Agreement by the Provider or by Consultant.

12.             INDUCEMENT

12.1           It shall be a condition precedent to this Agreement for Consultant to execute the Inducement attached hereto as schedule “A” and incorporated herein by this reference.

13.             NO OBLIGATION TO PROCEED.

13.1           Nothing herein contained shall in any way obligate Company to use the Consulting Services hereunder or to exploit the results and proceeds of the Consulting Services hereunder; provided that, upon the condition that neither the Provider nor the Consultant is in material default of the terms and conditions hereof, nothing contained in this Section 13.1 shall relieve Company of its obligation to deliver to the Provider the Compensation subject to the discretion of the Board of Directors of the Company pursuant to above Section 4.2. All of the foregoing shall be subject to the other terms and conditions of this Agreement (including, without limitation, force majeure, disability and default).

14.             FORCE MAJEURE.

14.1           If by reason of an event of force majeure, as that term is commonly understood in the mining and exploration industry (including, without limitation, labor strikes, acts of god, war or civil unrest), the operations of the Company are materially hampered, interrupted or interfered with, then Company shall have the option to suspend this Agreement. If any such force majeure suspension continues for a period of six (6) consecutive weeks or eight (8) weeks in the aggregate during the term hereof, then Company, on the one hand, and The Provider, on the other hand, shall each have the right (but not obligation) to terminate this Agreement by giving written notice to the other party prior to the termination of such suspension; provided, that The Provider's notice of termination shall not be effective if, within seven (7) days after receipt of such notice, Company ends The Provider's force majeure suspension. The Provider shall not be entitled to any compensation pursuant to Section 4 of the Agreement during any period of suspension hereunder. Additionally, if The Provider's and Consultant’s engagement hereunder is terminated as a result of an event of force majeure, then Company shall deliver to The Provider only that portion of the Compensation pursuant to Paragraph 4 of the Agreement that is equal to the fair market value of the Consulting Services that have been rendered prior to any such suspension, the whole subject to the discretion of the Board of Directors of the Company pursuant to above Section 4.2.

15.             DEFAULT/DISABILITY.

15.1           No act or omission of Company hereunder shall constitute an event of default or breach of this Agreement unless The Provider shall first notify Company in writing setting forth such alleged breach or default and Company shall cure said alleged breach or default within ten (10) days after receipt of such notice (or commence said cure within said ten days if the matter cannot be cured in ten days, and shall diligently continue to complete said cure). Upon any material breach or default by the Provider or Consultant of any of the terms and conditions hereof, or the terms and conditions of any other agreement between the Company and the Provider for the services of Consultant, Company shall immediately have the right to suspend this Agreement and any other agreement between Company and the Provider for the services of Consultant.

15.2           Upon any disability or incapacity of Consultant which prevents Consultant from fully performing or complying with the terms and conditions hereof, Company shall immediately have the right to suspend this Agreement. If such disability or incapacity shall continue for more than 10 consecutive days or 20 days in the aggregate, Company shall immediately have the right, exercisable at any time after such 10 or 20 day period, to continue such suspension or terminate this Agreement by so notifying The Provider in writing.

15.3           During the period of any suspension hereunder or upon any termination hereof, The Provider shall not be entitled to any further compensation hereunder; provided, that if such suspension or termination is a result of a disability or incapacity (and not a default or breach), The Provider shall be entitled to a portion of the Compensation equal to the fair market value of the Consulting Services that have been rendered prior to the date of the event giving rise to such suspension and/or termination, the whole subject to the Discretion of the Board of Director’s of the Company pursuant to above Section 4.2. If the Company has the choice to continue a suspension hereunder or to terminate and the Company elects to continue the suspension, then the Company may terminate the Agreement by written notice to the Provider during the period of any such continued suspension. Nothing contained hereinabove shall in any manner limit any other remedy which the Company may have against the Provider or the Consultant (including without limitation, the right to offset Company's damages caused by the Provider's or Consultant's default or breach hereof from and against any compensation due to The Provider hereunder). Company's failure to suspend and/or terminate this Agreement during periods when it may do so and/or Company's payment of the Compensation to The Provider during any period of suspension, shall not be deemed a waiver of Company's right to later suspend and/or terminate this Agreement or withhold further compensation due to The Provider. A material breach of any other agreement between the parties may, at Company's election, be deemed a material breach of this Agreement.

16.             COMPANY'S REMEDIES.

16.1           The services to be rendered by the Provider and Consultant hereunder, and the rights and privileges herein granted to Company, are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, it being understood and agreed that a breach by The Provider or Consultant of any of the provisions of this Agreement Shall cause Company irreparable injury and damages. The Provider expressly agrees that the Company shall be entitled to seek injunctive and/or other equitable relief to prevent a breach hereof by the Provider or Consultant. Resort to such equitable relief, however, shall not be construed as a waiver of any other rights or remedies which Company may have in the premises for damages or otherwise.

17.             THE PROVIDER'S AND CONSULTANT’S REMEDIES.

17.1           In the event of any breach by Company of this Agreement, The Provider shall be limited to their remedies at law for damages, if any, and shall not have the right to terminate or rescind this Agreement or to in any way enjoin or restrain the operations or activities of Company.

18.             MISCELLANEOUS PROVISIONS

(a)	Time. Time is of the essence of this Agreement.

(b)	Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

(c)

Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

(d)

Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

(e)

Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

(f)

Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

(g)

Assignment. Company may assign this Agreement, in whole or in part, at any time to any party, as Company shall determine in its sole discretion; provided that, no such assignment shall relieve Company of its obligations hereunder unless consented to by the Provider in writing. The Provider may not assign this Agreement without the prior written consent of the Company as determined by the Company in its sole discretion. This Agreement shall be binding upon and enure to the benefit of the successors of the parties.

(h)	Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier, addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten days written notice, to the other party.

(i)

Entire agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

(j)	Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

(k)

Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

(l)	Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

(m)	Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

HEMIS CORPORATION

Per:

/s/ Norman Meier
Norman Meier, President

WESTGATE CORPORATION

Per:

/s/ Gerardino Mastrandrea
Gerardino Mastrandrea, President

Schedule “A”

Inducement

Dated as of the 9th day of March, 2007.

Hemis Corporation
Bettlistrasse 35
8600 Dübendorf
Switzerland

Re:	“Gerardino Mastrandrea”— Consultant

Gentlemen:

          Reference is made to that certain agreement (hereinafter the "Agreement") dated concurrently herewith between you and Westgate Corporation (hereinafter "The Provider") for the services of the undersigned in relation to certain consulting activities.

          As a material inducement to you to enter into this Agreement and as a material part of the consideration moving to you for so doing, the undersigned hereby represents, warrants and agrees as follows:

          1.      That the undersigned has heretofore entered into an agreement (the "Employment Agreement") with The Provider covering the rendition of the undersigned's services for The Provider, and that The Provider has the right and authority to enter into the Agreement and to furnish to you the rights and services of the undersigned upon all the terms and conditions specified in the Agreement.

          2.      That the undersigned is familiar with each and all the terms, covenants and conditions of the Agreement and hereby consents to the execution thereof; that the representations and warranties of The Provider contained in the Agreement are true and correct in all respects, and that the undersigned has granted to The Provider all of the rights granted by The Provider to Producer under the Agreement. The undersigned further agrees that in the event of a breach of any term of the Agreement or non performance by The Provider, the undersigned shall remedy said breach or perform such Service on The Provider's behalf pursuant to the terms of the Agreement.

          3.      That the undersigned is under no obligation or disability by law or otherwise which would prevent or restrict the undersigned from performing and complying with all of the terms, covenants and conditions of the Agreement on the part of the undersigned to be performed or complied with.

          4.      That the undersigned shall look solely to The Provider or its associated or subsidiary companies and not to you for all compensation and other remuneration for any and all services and rights which the undersigned may render and grant to you under the Agreement.

          5.      That you shall be entitled to equitable relief against the undersigned by injunction or otherwise to restrain, enjoin and/or prevent the violation or breach by the undersigned of any obligation of the undersigned to be performed as provided in the Agreement, and/or the violation or breach by the undersigned of any obligations or agreements under this present instrument. You shall have all rights and remedies against the undersigned which you would have if the undersigned were your direct employee under the Agreement and you shall not be required to first resort to or exhaust any rights or remedies which you may have against the Provider before exercising your rights and remedies against the undersigned.

          6.      That the undersigned Shall indemnify and hold you, your officers, employees and assigns harmless from and against any and all taxes which you may have to pay and any and all liabilities (including judgments, penalties, interest, damages, costs and expenses, including reasonable attorney's fees, whether or not litigation is commenced) which may be obtained against, imposed or suffered by you or which you may incur by reason of your failure to deduct and withhold from the compensation payable under the Agreement any amounts required or permitted to be deducted and withheld from the compensation of an employee under the provisions of any applicable statutes or regulations heretofore or hereafter enacted requiring the withholding of any amount from the compensation of an employee and any similar statutes or regulations of any countries.

          7.      That the undersigned Shall not amend or modify the Employment Agreement with The Provider in any particular manner that would prevent or interfere with the performance of the undersigned's services for you or the use and ownership of the results and proceeds thereof, pursuant to the Agreement.

__________________
Gerardino Mastrandrea